Exhibit (c)(16)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose May 8, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. II. Fairness Committee Materials Board Book Appendix A: Appendix B: Cost of Capital Midstream and GP Valuation Materials 3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY I. Fairness Committee Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Arkose Equity Capitalization Table

($ in millions)

INVESTMENT BANKING DIVISION

	Total Equity Linked Instruments Reported in Latest Applicable SEC Filing (3/31/2018)	Provided by Client As of 04-May-2018	Fully Diluted Shares at Transaction Price (Treasury Method)
Arkose Midstream LP Basic Units Outstanding			
Common Units Outstanding	187.0		187.0
Total Basic Midstream Units	187.0		187.0
Price	$ 26.41		$ 26.41
Equity Value	$ 4,940		$ 4,940
Arkose Midstream LP Potentially Dilutive Securities			
Midstream LTIP	1.03		1.03
Total Units Outstanding	188.1		188.1
Price	$ 26.41		$ 26.41
Fully Diluted Equity Value	$ 4,967		$ 4,967
Arkose Midstream GP LP ("GP") Basic Shares Outstanding			
Common Shares Outstanding	186.2		186.2
Total Basic GP Shares	186.2		186.2
Price	$ 16.91		$ 16.91
Fully Diluted Equity Value	$ 3,148		$ 3,148
Arkose Midstream GP LP ("GP") Potentially Dilutive Securities			
Series B Conversion (Based on S.Q. GP Market Cap)	3.97		3.97
Total Shares Outstanding	190.2		190.2
Price	$ 16.91		$ 16.91
Fully Diluted Equity Value	$ 3,216		$ 3,216
Total Family Value	$ 8,182		$ 8,182
Total Debt	$ 1,310		$ 1,310
Cash	(23)		(23)
Net Debt	$ 1,287		$ 1,287
Family Enterprise Value	$ 9,469		$ 9,469
Total Debt / Total 2017E EBITDA	2.5 x		2.5 x
Total Debt / Total 2018E EBITDA	1.8		1.8

Source: Company filings and Bloomberg market data as of 04-May-2018

Fairness Committee Materials

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Process Timeline

Summary of Key Events to Date

INVESTMENT BANKING DIVISION

Pre Special Committee Formation	
January 18	Analyst Day
January 29	Announcement of Strategic Review (Before Market Open)
February 26	Special Committee Formation (Before Market Open)
Post Special Committee Formation	
March 08	Special Committee / Advisors Introduction
March 09	Management Presentation to Special Committee and Advisors
March 14	Initial Diligence Call
March 15	Company / Advisors Model Diligence Call
March 16	Special Committee / Advisors Discussion (Initial Reaction to Management Presentation and Diligence Session)
March 16	First Advisors-only Tax Due Diligence Call
March 20	First Company / Advisors Tax Due Diligence Call
March 23	Telephonic Meeting Between Special Committee and Advisors (Midstream Market and Restructuring Overview)
March 29	Second Advisors-Only Tax Due Diligence Call
April 02	Second Company / Advisors Tax Due Diligence Call
April 03	Telephonic Meeting Between Special Committee and Advisors (IDR Recap vs. GP Buys Midstream Discussion, Pro Forma Trading)
April 08	Telephonic Meeting Between Special Committee and Advisors (Board Meeting Pre-Discussion)
April 10	Advisors / GP Board Meeting; Advisors / GP Independent Directors Meeting (Initial Report to the Board)
April 12	Telephonic Meeting Between Special Committee and Advisors (Upstream Buys GP, Series B)
April 18	Telephonic Meeting Between Special Committee and Advisors (Series B)
April 20	Telephonic Meeting Between Special Committee and Advisors (Series B)
April 23	Telephonic Meeting Between Special Committee and Advisors (Series B)
April 27	Telephonic Meeting Between Special Committee and Advisors (Series B)
April 27	Company / Advisors Downside Case and Series B Valuation Analysis Diligence Call
April 30	Telephonic Meeting Between Special Committee and Advisors (Series B)
May 3	Telephonic Meeting Between Special Committee and Advisors (Series B)

☐ Committee and Advisors Discussion

Fairness Committee Materials

6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY II. Board Book

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Key Terms and Conditions

INVESTMENT BANKING DIVISION

Description of Transactions

Midstream Transaction

- GP acquires all outstanding units of Midstream in 100% stock transaction at a fixed exchange ratio of [•]x
- Taxable transaction to Midstream unitholders
  - Basis step up, combined with the step-up from Series B transaction, expected to fully shield the pro forma company from cash taxes through 2021, with minimal (<$20mm) cash taxes in 2022
- Distribution coverage held constant between status quo and pro forma in 2019 and 2022
  - In 2018, one-time reduction in coverage ratio, from 1.28x to 1.10x, resulting in an increase in distributions to mitigate dilution to legacy Arkose Midstream unitholders

Settlement of Series B Profit Interests in IDR LLC

- Series B units of IDR LLC exchanged at transaction close for i) $190mm in cash, and ii) shares representing 2.0% of pro forma market cap in excess of $2.0bn at the time of Midstream transaction close
  - Conversion calculation per current agreement methodology, but conversation percentage reduced from 6.0% to 2.0%
  - Conversion capped at 11.2mm GP Shares
- Conditioned on completion of the Midstream transaction

Consideration to Midstream

Illustrative Exchange Ratio	1.60 x	1.80 x
GP Share Price	$ 16.91	$ 16.91
Implied Midstream Unit Price	$ 27.06	$ 30.44

Pro Forma Shares Outstanding

GP Shares	186.19	186.19
Midstream Units	187.03	187.03
(+) Midstream LTIP	1.03	1.03
Midstream Fully Diluted Units	188.06	188.06
(x) Exchange Ratio	1.60 x	1.80 x
Shares to Midstream	300.89	338.51
GP Shares to Series B	11.20	11.20
Pro Forma Shares Outstanding	498.28	535.90

Pro Forma Ownership

GP Share Holders	37.4 %	34.7 %
Midstream Unitholders	60.4	63.2
Series B Unitholders	2.2	2.1

Source: Arkose Midstream and Arkose GP 2017 1Q 10-Qs and Bloomberg market data as of 04-May-2018

Board Book

8

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Sources and Uses and Pro Forma Capitalization 1.8 x Exch. Ratio to Midstream | $190mm Cash + 11.2mm Shares To Series B Unitholders Sources Uses Midstream Existing Balance Sheet Cash RCF Draw for Settlement of Series B Units $ 9 190 Purchase of Midstream Equity Settlement of Series B Units Cash to Balance Sheet $ 5,724 379 23 GP Existing Balance Sheet Cash Issuance of New Equity to Midstream Issuance of New Equity to Series B Unitholders $ 14 5,724 189 Capitalization Status Quo Pro Forma x LTM $ EBITDA x LTM $ EBITDA Consolidated Arkose Midstream (Midstream + GP) Cash RCF Borrowings 5.375% Senior Notes $ 23 660 650 $ 23 850 650 Consolidated Liquidity Profile Consolidated Cash and Cash Equivalents (+) RCF Availability (-) RCF Borrowings $ 23 1,500 (660) $ 23 1,500 (850) Source: Arkose Midstream and Arkose GP 1Q2018 10-Qs, filed 25-Apr-2018 9 Board Book LTM Adj. EBITDA$ 571 Total Consolidated Liquidity$ 863$ 673 Total Debt$ 1,3102.3 x$ 1,5002.6 x Net Debt1,2872.31,4772.6 Total Uses$ 6,127 Total Sources$ 6,127

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Arkose Simplified Ownership Structure

INVESTMENT BANKING DIVISION

Status Quo



100% Membership Interests
Management and Sponsors
AMGP GP LLC ("General Partner")
Public
67% LP Interest
Non-Economic General Partner Interest
33% LP Interest
Common Shares (27% Interest)
Arkose Midstream GP LLC ("GP")
Series B Unitholders
Series A Units (Capital Interests)
Series B Units (Profits Interests)
Arkose Midstream Partners GP LLC ("AMP GP")
Arkose IDR Holdings LLC ("IDR LLC")
Non Economic General Partner Interest
100% Incentive Distribution Rights
Arkose Upstream
Public
Common Units (47% LP interest)
Common Units (47% LP interest)
Arkose Midstream Partners ("Midstream")

Pro Forma[1]



Management and Sponsors
General Partner
Legacy GP Public
Legacy Midstream Public
Arkose Upstream
Non Economic General Partner Interest
Former Series B Unitholders
Common Shares
Common Shares
GP
Arkose Midstream Partners ("Midstream")

Source: Arkose Management Project Francis Due Diligence Materials dated 14-Mar-2018, Vinson & Elkins "Arkose Simplification – Structure Charts" dated 21-Mar-2018

[1] Assumes elimination of IDRs concurrent with the transaction and exchange of Series B units.

Board Book 10

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Summary Term Sheet Exchange of Series B Units into GP Common Shares Summary of Key Terms and Conditions Distribution Amount Board Book 11 Existing Security  Series B Units, as defined in the LLC Agreement of Arkose IDR Holdings LLC Current Issued  98,600 Series B Units Exchange Consideration  GP common shares received in a taxable transaction  $190mm cash Exchange Shares  2.0% of the combined market cap of GP and Midstream upon closing of the transaction, exclusive of the dilutive impact of the shares and distributions issued to the Series B unitholders  Conversion capped at a maximum of 11.2mm shares Effective Date  The date of the closing of a merger of Arkose GP and Arkose Midstream Distribution Rights  Same as other holders of GP common shares Arrearages  Immediate payment in cash upon vesting to holders of the Series B Units of the Unvested Reallocated Voting Rights  Same as other holders of GP common shares Vesting  One-third vested upon exchange; two-thirds vest on same schedule as Series B Units Subordination  None Transferability  Not transferable for three years after the Effective Date Conditions  Exchange of Series B Units into GP common shares and cash conditioned on closing of a merger of Arkose GP and Arkose Midstream  All Series B Units exchanged

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Series B Settlement at Various Assumed GP Share Prices at Closing Pro Forma Arkose GP + Midstream | Illustrative 1.8x Exchange Ratio Share Price IPO Price Current GP Shares (+) Pro Forma Midstream Units (at 1.8 x Ech. Ratio) (+) Shares Issued to Series B Units @ 2.0 % PF Interest 186.2 338.5 7.8 186.2 338.5 8.1 186.2 338.5 8.3 186.2 338.5 8.5 186.2 338.5 8.8 Total Pro Forma Shares Outstanding 532.5 532.8 533.0 533.2 533.5 % Change From Current Share Price (11)% 0% 6% 18% 39 % Implied # of GP Shares Issued for Series B Pro Forma Series B Take 2.00% 7.8 8.1 8.3 8.5 8.8 (w/ 11.2mm share cap) Implied Value of Series B Interest (Based on Implied GP Share Price) Value of Shares Issued 2.00 % Value of Cash Component Total Consideration for Series B Implied # of GP Shares / Total Consideration 6.7 7.1 7.5 7.8 8.2 8.6 / $290 7.0 / $308 7.1 / $319 7.4 / $337 7.7 / $370 1.5 x 1.6 1.7 1.8 1.9 2.0 / / / / / 296 302 307 313 319 7.4 7.8 8.1 8.5 8.9 / / / / / 315 321 327 334 340 7.5 7.9 8.3 8.6 9.0 / / / / / 325 332 339 346 352 7.7 8.1 8.5 8.9 9.2 / / / / / 345 352 360 367 375 8.0 8.4 8.8 9.2 9.5 / / / / / 379 388 397 405 414 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 04-May-2018 12 Board Book Exchange Ratio to Midstream $ 117$ 137$ 149$ 170$ 207 190190190190190 $ 307$ 327$ 339$ 360$ 397 Current Prices GP: $16.91 GP IPO Price: $23.50 Assumed GP 20-Day VWAP at Closing$ 15.00$ 16.91$ 18.00$ 20.00$ 23.50

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Relative Stock Price Performance Indexed Arkose Family | 5 Trading Day VWAP Basis Year-to-Date Since Special Committee 20% 20% 15% 15% 10% 10% 5% 5% 0% 0% (5)% (5)% (10)% (10)% (15)% (15)% (20)% (20)% (25)% (25)% Dec-2017 Feb-2018 Mar-2018 May-2018 Feb-2018 Mar-2018 May-2018 Source: Bloomberg market data as of 04-May-2018 Board Book 13 GP (12)% Midstream (8)% GP (8)% Upstream (2)% Upstream 0 % Midstream (1)% 26-Feb-2018 Special Committee Formation 18-Jan-2018 Analyst Day 29-Jan-2018 Upstream Strategic Review

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream Since GP IPO | 03-May-2017 / GP Exchange Ratio 2.00x 1.90x 1.80x 1.70x 1.60x 1.56 x 1.50x 1.40x 1.30x 1.20x May-2017 Sep-2017 Dec-2017 May-2018 Midstream / GP Source: Bloomberg market data as of 04-May-2018 14 Board Book Exchange Ratio 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream / GP Exchange Ratio – Illustrative Ownership Expression Since GP IPO | 5 Trading Day VWAP Basis 64% 63% 62% 61% 60% 60% 59% 59% 58% 57% 56% May-2017 Sep-2017 @ Continuous Series B Conversion² Jan-2018 @ 11.2mm Series B Conversion May-2018 Source: Company filings and press releases, Bloomberg market data as of 04-May-2018 1 Since 1-Jun-2017 , the 21st day of public trading. 2 Continuous Series B Conversion assumes 6% Series B take on Standalone GP Market Cap above $2.0bn and on a 20-Day VWAP basis. Board Book 15 % Ownership to Midstream e IPO¹ 60% 59 % Average Ownership 30 Trading 60 Trading 90 Trading Days Days Days YTD Sinc Continuous Conversion 61% 60% 60% 60% 11.2mm Conversion 60% 59% 59% 59% 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Implied Premiums and Illustrative Ownership Impact at Various Exchange Ratios Shares Issued for Midstream¹ 282 301 320 339 357 376 Metrics Current Last Close 30-Trading Day VWAP Midstream GP (4)% (2) 2% 4 9% 11 15% 17 22% 24 28% 31 $ 26.41 25.77 $ 16.91 16.33 At 23-Feb-2018 (Committee Formation) Last Close 30-Trading Day VWAP $ 26.49 29.44 $ 19.19 20.68 9% 5 16% 12 23% 19 30% 26 38% 33 45% 41 At 26-Jan-2018 (YTD GP High) Last Close 30-Trading Day VWAP (0)% (1) 6% 5 13% 12 20% 19 26% 25 33% 32 $ 33.13 32.91 $ 22.02 21.74 Pro Forma Ownership SQ Metric Illustrative Shares to Former Series B Shareholders² Former Midstream Unit Holders Midstream Public³ Upstream 11 2 2 2 2 2 2 89 99 28% 31 29% 32 29% 33 30% 33 31% 34 31% 34 Total Fully Diluted Shares Outstanding 479 498 517 536 555 574 Source: Arkose Midstream and GP 2017 10-Ks and Bloomberg market data as of 04-May-2018 1 Includes ~1mm units under Midstream’s LTIP and ~187mm common units outstanding. 2 Illustrative number based on Series B settlement; assumes maximum dilution from Series B take. 3 Includes ~1mm units under Midstream’s LTIP. 16 Board Book Total Former Midstream Unitholders 188 59% 60% 62% 63% 64% 66 % GP Current Shareholders 186 39% 37% 36% 35% 34% 32 % Illustrative Exchange Ratios (Midstream / GP) 1.50 x 1.60 x 1.70 x 1.80 x 1.90 x 2.00 x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Accretion / (Dilution Analysis) GP Pro Forma DCF / Share Acc. (Dil.) GP Pro Forma DPS Acc. (Dil.) 18-20 DPU Acc (Dil) 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 1.5 x 1.6 1.7 1.8 1.9 2.0 107% 99 92 85 79 73 51% 46 40 35 31 26 37% 32 27 23 19 15 31% 26 22 17 13 10 25% 21 16 12 9 5 55% 49 44 39 34 30 Midstream Pro Forma LP DCF / Unit Acc. (Dil.) Midstream Pro Forma DPU Acc. (Dil.) 18-20 DPU Acc (Dil) 2018E 2019E 2020E 2021E 2022E 2018E 2019E 2020E 2021E 2022E 1.5 x 1.6 1.7 1.8 1.9 2.0 (3)% (0) 2 4 6 8 (9)% (7) (4) (2) (0) 2 (3)% (1) 2 4 6 8 0% 3 5 7 10 12 2% 5 7 10 12 14 (5)% (2) (0) 2 4 6 Source: Arkose Projections and Bloomberg market data as of 04-May-2018 Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts. GP ownership excludes series B ownership. Assumes 11.2mm shares issued to Series B and cash payment of $190mm funded by debt issuance at the pro forma company. 17 Board Book (11)%(4)%(1)%1%2% (9)(1) 245 (7) 1 4 7 8 (5) 3 6 9 10 (3) 5 9 11 12 (1) 7 11 13 15 Exchange Ratio Projection Year Projection Year Midstream Perspective 128%99%60%46%32% 11991544027 11184493523 10478433018 9772382614 9066342211 Exchange Ratio Projection Year Projection Year GP Perspective

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Financial Midstream Valuations Analyses Comparable Companies DPS / DPU Yield 2019E Assumes 2019E yield range of 10.1% - 6.0% 2020E Assumes 2020E yield range of 11.1% - 7.2 % Price / LP DCF 2019E Assumes 2019E multiple range of 8.5 x - 14.2 x 2020E Assumes 2020E multiple range of 8.1 x - 13.1 x EV / EBITDA 2019E Assumes 2019E multiple range of 8.7 x - 13.3 x 2020E Assumes 2020E multiple range of 7.1 x - 12.0 x Precedent Transactions 30 day VWAP: $ 25.77 Current Price: $ 26.41 $ 21.87 $ 37.02 $ 25.69 9.73 $ 23.54 .24 $ 26.20 $ 42.35 $ 23.9 69 $ 24.31 $ 43.77 Premiums Paid - 1 Day Trading Premium Assumes Range of 0% - 26 % Premium Premiums Paid - 30 Trading Day VWAP Assumes Range of -9% - 28 % Premium $ 2 $ 23.37 Intrinsic Value $ 3 $ 55.09 Dividend Discount Analysis Based on 1.5% - 3.0% PGR and 9.5% - 11.5% Cost of Equity $ 29 .99 Present Value of Future Share Price Assumes Range of 8.0% - 9.0 % NTM Yield based on 2019E - 2020E Public Information $ 31.00 $ 49.00 Analyst Price Target Range $ 24.20 52-Week Stock Price Range Low date of 09-Apr-2018 & high date of 01-Jun-2017 Source: Arkose Projections, company filings, and Bloomberg market data as of 04-May-2018 1 30 Trading Day VWAP. 18 Board Book $ 3 $ 39 9 $ 38. 6.41 $ 33.23 $ 32.91 6.62 .82 $ 37 $ 35.55

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Financial Analyses GP Valuations Intrinsic Value 30 day VWAP: $ 16.33 Current Price: $ 16.91 Dividend Discount Analysis Based on 1.5% - 3.0% PGR and 9.5% - 11.5% Cost of Equity $ 19.6 $ 28.07 Present Value of Future Share Price Assumes Range of 6.9% - 7.9 % NTM Yield based on 2019E - 2020E Public Information $ 15.43 $ 21.44 $ 20.00 $ 30.00 Analyst Price Target Range 52-Week Stock Price Range Low date of 04-Apr-2018 & high date of 02-Jun-2017 $ 14.85 $ 22.02 Source: Arkose Projections, company filings, and Bloomberg market data as of 04-May-2018 19 Board Book 5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY GP / Midstream Contribution Analysis ($ in millions) GP Buys Midstream IDR LLC Midstream IDR LLC Distributions to Midstream Distributions To Exchange Ratio To Midstream¹ Series A Series B IDR LLC LP Unitholders Ratio of Cash Distributions FY 2018E $ 143 $ 320 2.32 x FY 2019E 236 414 1.83 FY 2020E 355 533 1.57 FY 2021E 462 640 1.45 FY 2022E 589 767 1.37 Arkose GP Common Shares IDR LLC - Series B Series B Midstream LP Unitholders Exchange Ratio To Midstream Ratio of Cash Distributions FY 2018E $ 100 $ 7 $ 320 3.18 x FY 2019E 165 12 414 2.49 FY 2020E 249 20 533 2.14 FY 2021E 324 26 640 1.97 FY 2022E 413 34 767 1.86 Source: Arkose Projections 1 Calculated assuming fixed 11.2mm shares issued to retire Series B units and exchange ratio to Midstream required to set GP’s pro forma ownership equal to its portion of cash distributions. 20 Board Book Status Quo Cash Distributions to Equity (Midstream and IDR LLC) 37% 63% 35% 65% 34% 66% 30% 70% 25% 75 % Status Quo Cash Distributions to Equity (Midstream, IDR LLC, and GP) 43% 57% 42% 58% 40% 60% 36% 64% 31% 69%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Impact of PGR Assumptions on DDM-Implied Exchange Ratios

INVESTMENT BANKING DIVISION

Higher GP Perpetuity Growth Rates

Cost of Equity	Implied Midstream Value ($ / Unit) – Perpetuity Growth Rate 1.50 %	2.00 %	2.50 %	Implied GP Value ($ / Share) – Perpetuity Growth Rate 2.00 %	2.50 %	3.00 %	Implied Exchange Ratio			
9.5 %	$ 46.28	$ 48.83	$ 51.73	$ 24.81	$ 26.32	$ 28.07	1.87 x	1.86 x	1.84 x	**Avg.**
10.0	43.44	45.65	48.15	23.53	24.87	26.39	1.85 x	1.84	1.82	1.82 x
10.5	40.91	42.84	45.02	22.41	23.59	24.93	1.83 x	1.82	1.81	
11.0	38.65	40.36	42.26	21.41	22.46	23.65	1.81 x	1.80	1.79	**Median**
11.5	36.62	38.13	39.81	20.51	21.45	22.51	1.79 x	1.78	1.77	1.82

Higher GP Perpetuity Growth Rates

Cost of Equity	Perpetuity Growth Rate 1.50 %	2.00 %	2.50 %	Perpetuity Growth Rate 2.50 %	3.00 %	Implied Exchange Ratio		
9.5 %	$ 46.28	$ 48.83	$ 51.73	$ 24.81	$ 28.07	1.87 x	1.74 x	**Avg.**
10.0	43.44	45.65	48.15	23.53	26.39	1.85 x	1.73	1.77 x
10.5	40.91	42.84	45.02	22.41	24.93	1.83 x	1.72	
11.0	38.65	40.36	42.26	21.41	23.65	1.81 x	1.71	**Median**
11.5	36.62	38.13	39.81	20.51	22.51	1.79 x	1.69	1.76

Source: Arkose Projections and Bloomberg market data as of 04-May-2018
Note: Pro forma analysis assumes 1.1x coverage ratio in 2018 and 2019-2022 coverage ratios held constant to current standalone forecasts.

Board Book 21

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs INVESTMENT BANKING DIVISION

Illustrative Summary Term Sheet

GP-Acquires-Midstream Transaction

	Proposed Terms
Consideration	■ GP acquires all outstanding units of Midstream in 100% stock transaction at a fixed exchange ratio of [•]x ■ Taxable transaction to Midstream unitholders
Surviving Security	■ GP shares (NYSE: AMGP, a 1099 security)
Distribution Policy	■ Midstream distribution coverage held constant between status quo and pro forma in 2019 and 2022 ■ In 2018, recommend one-time reduction in coverage ratio, from 1.28x to 1.10x, increasing distributions and mitigating transaction dilution to Midstream — (Subject to Board approval)
Treatment of Series B Units in IDR LLC	■ Permanently eliminated at transaction closing — See separate termsheet describing agreement with Series B unitholders — Cash component of consideration funded from pro forma entity balance sheet at closing

Benefits to Midstream

- [•]% and [•]% premium to Midstream based on the last close and 30-day VWAP as of February 23rd, the last trading day prior to public announcement of the formation of the Special Committee
- [•]% ownership in pro forma entity, a premium to ownership based on market capitalizations of [•]% year-to-date and [•]% since IPO
- Accretive to Midstream unitholder cash distributions in Year 1 (2018), over 3-years ('18-'20), and 5-years ('18-'22)
  - Unlike most GP-to-LP transaction, Midstream unitholders do not suffer dilution
- Maintains Midstream's best-in-class distribution growth profile
- Exchanges Midstream LP units (K-1) for more attractive 1099 security
  - Enhanced trading liquidity and access to broader investor universe via 1099 stock
  - Common pool of equity without IDR drag
- Catalyst to improve overall trading and valuation through simplified structure, no IDRs, and combined shareholder base

Board Book 22

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Combined Market Capitalization
($ in millions)

INVESTMENT BANKING DIVISION

Historical Combined Market Cap | Since 1-Jun-2017


$ 11,000
$ 10,000
$ 9,000
$ 8,000
$ 7,000
$ in millions
Jun-2017
Sep-2017
Jan-2018
May-2018
GP Peak Implied
$ 8,750
Committee Annc.
$ 8,276
Combined Market Cap
$ 8,155

YTD Combined Market Cap


$ 11,000
$ 10,000
$ 9,000
$ 8,000
$ 7,000
$ in millions
Jan-2018
Feb-2018
Mar-2018
May-2018
GP Peak Implied
$ 8,750
Committee Annc.
$ 8,276
Combined Market Cap
$ 8,155

GP Market Cap (+) Midstream Market Cap (+) Illustrative Series B Value

Source: Company filings, Bloomberg market data as of 04-May-2018
Note: 1-Jun-2017 represents 21st day of public trading. The GP Peak Implied combined market cap is calculated by indexing the combined Arkose market cap from 26-Jan-2018 to the present based on the performance of the Alerian MLP index since that date. The Committee Announced implied market cap is calculated using the same methodology since 23-Feb-2018.

Board Book

23

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Absolute and Relative Changes in Family Equity Value in Precedent Transactions

INVESTMENT BANKING DIVISION

One Day % Change in Family Equity Value and Alerian Index Performance


Change in Family Market Cap
Alerian Performance
14 %
4 %
(0)%
(6)%
10 %
2 %
10 %
2 %
5 %
2 %
5 %
(1)%
KINDER MORGAN
TARGA
SemGroup
ONEOK
Archrock
TALLGRASS

6 Month % Change in Family Equity Value and Alerian Index Performance[1]


4 %
(10)%
(9)%
(22)%
41 %
0 %
8 %
(15)%
6 %
(7)%
9 %
8 %
KINDER MORGAN
TARGA
SemGroup
ONEOK
Archrock
TALLGRASS

Source: Thomson, Alerian, Bloomberg market data as of 04-May-2018

[1] ArchRock and Tallgrass percent change between current market data and day after announcement (ArchRock transaction announced 02-Jan-2018 and Tallgrass transaction announced 26-Mar-2018).

Board Book

24

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Precedent MLP Buy-ins GP and LP Equity Values Over Time Versus Alerian Index TEP / TEGP | Transaction Date: 26-Mar-2018 OKS / OKE | Transaction Date : 01-Feb-2017 $ 26,083 $ 6,718 $ 6,527 $ 5,621 $ 17,266 5 Out / (Under) Performance vs. Alerian 6 Months Prior 1-Day Prior 6M Prior 3M Prior 1 Day Prior 8% --1 Day Post 3M Post 6M Post Current 6M Prior 3M Prior 1 Day Prior 1 Day Post Current ---- (5)% --(13)% --(8)% 6% (7)% 7% ---- 16% --17% 8% 18% 9% 37% 27% 105% 89% LP GP Indexed to AMZ as of 6M Prior Indexed to AMZ as of 1 Day Prior Source: Company filings and press releases, Bloomberg market data as of 04-May-2018 Board Book 25 $ 4,442 $ 6,228$ 6,041 $ 4,047 $ 5,663$ 5,609 $ 5,169 $ 5,263 $ 3,688 $ 4,934 $ 4,887 $ 3,384 $ 3,258 $ 2,277 $ 2,181 $ 1,933 $ 1,785 $ 1,676 $ 20,884$ 20,581 $ 26,083 $ 13,76 $ 12,718 $ 18,734$ 19,002 $ 19,305 $ 17,836 $ 11,697 $ 18,868 $ 16,217 $ 14,983 $ 15,953 $ 10,478 $ 16,514 $ 16,134 $ 11,564 $ 17,557 $ 11,602 $ 9,867 $ 9,188 $ 8,390 $ 7,400 $ 7,170 $ 6,647

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY ONEOK Family Pro Forma Trading NTM DPU Yield | Simplification Announced 01-Feb-2017 9.0% 8.0% 7.0% 6.0% 1% 5.0% 4.0 % Sep-16 Oct-16 Dec-16 Feb-17 Apr-17 Jun-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 OKE NTM DPU Yield OKS NTM LP DPU Yield Total ONEOK Family DPU Yield Pro Forma ONEOK DPU Yield Source: Wall street research and Bloomberg market data as of 04-May-2018 26 Board Book % % % 6 Months 3 Months At 3 Months 1 Yr Prior Prior Prior Announce. 1 Day After 1 Month After Close OKE 10.4% 5.7% 5.1% 4.5% 5.1% 4.9% 5.1% 5.2 OKS 11.9% 8.0% 8.1% 7.3% 5.2% 5.0% 5.2% 5.3 Wtd. Avg 11.1% 6.7% 6.3% 5.6% 5.1% 5.0% 5.2% 5.2 7.3% 5.6%5. 4.5% 01-Feb-2017: ONEOK, Inc. Agrees to Acquire the Remaining Public Stake in ONEOK Partners valued at $17.2bn (Exchange Ratio: 0.985x)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Tallgrass Family Pro Forma Trading NTM DPU Yield | Simplification Announced 26-Mar-2018 16.0% 14.0% 12.0% 10.0% % % % 8.0% 6.0% 4.0% 2.0 % Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 TEGP NTM DPU Yield TEP NTM DPU Yield Total Family DPU Yield Source: Wall street research and Bloomberg market data as of 04-May-2018 27 Board Book % % % 6 Months 3 Months At 1 Yr Prior Prior Prior Announce. 1 Day After 1 Month Today TEGP 4.8% 4.9% 5.2% 10.7% 10.4% 8.9% 9.8 TEP 7.0% 7.7% 7.7% 10.8% 10.1% 9.0% 9.6 Wtd. Avg 6.2% 6.7% 6.9% 10.8% 10.2% 9.0% 9.7 07-Feb-2018: Tallgrass announces consideration of simplification alternatives 9.8 9.7 9.6 26-Mar-2017: Tallgrass Energy GP to Acquire Tallgrass Energy Partners

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Determining Arkose's Overall Status Quo Yield

INVESTMENT BANKING DIVISION

($ in millions, except per share / unit data)

Calculation of Combined Equity Value

Basic Midstream Units	187
(x) Midstream Unit Price	$ 26.41
Midstream Basic Equity Value	$4,940
GP Shares	186
(x) GP Share Price	$ 16.91
GP Equity Value	$3,148
Arkose Midstream Total Basic Equity Value (Incl. Series B)	$8,155
Memo: PV of Tax Synergies (GP Cash Taxes '18-22)[6]	$325

Calculation of Equity Yield

	2018E	2019E	2020E
Midstream LP DPU	$ 1.72	$ 2.21	$ 2.85
Implied Yield	6.5 %	8.4 %	10.8 %
Y.o.Y. Dist. Growth	29 %	29 %	29 %
'18-'20E CAGR	29 %		
GP DPS	$ 0.54	$ 0.89	$ 1.34
Implied Yield	3.2 %	5.2 %	7.9 %
Y.o.Y. Dist. Growth[1]	163 %	65 %	51 %
'18-'20E CAGR	58 %		
Blended Status Quo Family Multiples / Yields			
Distributable Cash Flow[2]	$ 558	$ 796	$ 950
Distributed Cash[3]	427	591	802
Implied Equity Value / Total DCF	14.6 x	10.3 x	8.6 x
Implied Distribution Yield	5.2 %	7.2 %	9.8 %
Y.o.Y. Dist. Growth[4]	47 %	38 %	36 %
Pro Forma Distributable Cash	$ 587	$ 846	$ 1,028
Y.o.Y. Dist. Growth	NA	44 %	22 %
'18-'20E CAGR	32 %		
Pro Forma Distributed Cash[5]	$ 533	$ 643	$ 882
Y.o.Y. Dist. Growth	NA	21 %	37 %
'18-'20E CAGR	29 %		

Source: Arkose Projections and Bloomberg market data as of 04-May-2018
Note: Share counts based on 2017 Midstream and GP 10-K.
1 Based on 2017A DPS of $0.20
2 Based on GP status quo market cap and Series B conversion mechanism.
3 Based on total DCF at Midstream, excluding taxes at GP.
4 2017 total distributions based on actual LP distributions and IDR cash flows adjusted for Series B take, G&A, and taxes at GP to approximate total distributions if GP had been public on 1-Jan-2017.
5 Pro forma growth rates assuming 1.1x coverage in 2018; assumes $190mm incremental debt to settle Series B units.
6 PV of status quo 2018E-2022E cash taxes at GP discounted at illustrative 10% cost of equity.

Board Book 28

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY LQA DPU Yield vs. 2018 – 2020 DPU CAGR 16.0% 14.0% 12.0% 10.0% 8.0 % WPZ TRGP WGP 6.0 % TRP 4.0% 2.0 % P 0.0% 0% 10% 20% '18-20 LP DPU CAGR 30% 640 % GP Peers and High Growth MLPs C-Corps and MLPs without IDRs Combined Source: Company filings, Wall Street research, IBES, and Bloomberg market data as of 04-May-2018 1 Excludes APLP (due to delisting 27-Apr-2018) and MIC. 29 Board Book Current Yield 029x 2 1x 26x y = 9.0998e-0.0 R² = 0.5756 y = 8.9395e-0.04 R² = 0.7935 y = 8.5881e-0. R² = 0.599 HEPCEQP SEMGANDX ETEEQM EPDENBSHLXHESM ENLC MPLX PAGPOKEPAAAM NBLXEQGP KMI AMG

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY 2018 DPU Yield vs. 2018 – 2020 DPU CAGR 16.0% 14.0% 12.0% 10.0 % ENB 8.0 % WPZ WGPSHLX TRGP EPD AM MPLX 6.0 % EQGP PAGP PAA 4.0 % P 2.0% 0.0% 0% 10% 20% '18-20 LP DPU CAGR 30% 640 % GP Peers and High Growth MLPs C-Corps and MLPs without IDRs Combined Source: Company filings, Wall Street research, IBES, and Bloomberg market data as of 04-May-2018 1 Excludes APLP (due to delisting 27-Apr-2018) and MIC. 30 Board Book 2018 Yield 02x 66 025x 022x 7 y = 9.1892e-0. R² = 0.499 y = 8.3494e-0. R² = 0.397 y = 8.3031e-0. R² = 0.36 HEPANDX CEQP SEMGETEEQM ENLCHESM TRP OKE NBLX KMI AMG

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Yields Pro Forma Arkose GP + Midstream (at Market) Broker Median Total Equity Value: $11,761 % Uplift from Current Equity Value¹ Net Debt 0% 1,477 5% 1,477 10% 1,477 15% 1,477 20% 1,477 30% 1,477 40% 1,477 50% 1,477 60% 1,477 75% 1,477 High Growth Arkose Peer Blended¹ Median Comps EV / EBITDA 2018 2019 2020 Metric EQT $ 730 989 1,222 13.2 x 13.8 x 14.3 x 10.6 8.5 14.9 x 11.0 15.4 x 11.4 16.6 x 12.2 9.9 19.9 x 14.7 21.6 x 15.9 10.6 11.2 11.9 12.9 Price / DCF 2018 2019 2020 Metric Shell $ 587 846 1,028 13.9 x 9.6 7.9 16.0 x 11.1 19.5 x 20.9 x 22.2 x 15.4 24.3 x 16.9 11.6 9.5 12.5 10.3 13.5 14.5 11.1 11.9 12.7 13.9 Distribution Yield 2018 2019 2020 Metric Noble $ 533 643 882 6.5% 7.9 10.8 4.1% 4.9 6.8 3.7% 4.5 6.2 Source: Arkose Projections and Bloomberg market data as of 04-May-2018 Note: Analysis assumes 11.2mm shares issued to Series B, corresponding to ~2% pro forma ownership, and cash payment of $190mm funded by debt issuance at the pro forma company. 1 Arkose status quo blended multiples/yields calculated based on combined Midstream basic equity value, market implied Series B value, and GP equity value; DCF and total distributions net of cash taxes and SG&A at GP. 31 Board Book 5.2% 7.2 9.8 7.9% 8.4 9.3 5.0% 6.0 7.2 6.2% 5.9% 5.7% 5.4% 5.0% 4.7% 6.1 5.6 4.4% 5.3 7.5 7.2 6.9 6.6 10.3 9.8 9.4 9.0 8.3 7.7 7.2 14.6 x 10.3 8.6 11.3 x 10.0 8.7 17.2 x 14.2 13.1 16.7 x 18.1 x 14.6 x 15.3 x 10.1 10.6 8.3 8.7 9.1 8.9 9.2 9.7 10.2 7.9 8.2 12.9 x 9.6 7.7 12.7 x 9.7 9.1 18.0 x 13.3 12.0 17.7 x 18.8 x 13.0 13.9 Illustrative Enterprise Value $ 9,632 $ 10,040 $ 10,448 $ 10,855 $ 11,263 $ 12,079 $ 12,894 $ 13,710 $ 14,526 $ 15,749 Implied Equity Value $ 8,155 $ 8,563 $ 8,971 $ 9,378 $ 9,786 $ 10,602 $ 11,417 $ 12,233 $ 13,048 $ 14,271

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Implied Ownership and Pro Forma Trading At Various Total Equity Values Broker Median: $11,761 % Upside from Current NA 5% 10% 15% 20% 30% 40% 50% 60% 75% 1.5 x 1.6 1.7 1.8 1.9 2.0 1.5 x 1.6 1.7 1.8 1.9 2.0 Source: Arkose Projections and Bloomberg market data as of 04-May-2018 Note: Analysis assumes 11.2mm shares issued to Series B, corresponding to ~2% pro forma ownership, and cash payment of $190mm funded by debt issuance at the pro forma company. 1 Assumes current market price and Series B units convert into SQ GP market cap. 2 PV of status quo 2018E-2022E cash taxes at GP discounted at illustrative 10% cost of equity 32 Board Book $ 25.51 / (3)% $ 26.19 / (1)% $ 26.79 / 1% $ 28.06 / 6% $ 29.34 / 11% $ 30.61 / 16% $ 33.17 / 26% $ 35.72 / 35% $ 38.27 / 45% $ 40.82 / 55% $ 44.65 / 69% $ 27.50 / 4% $ 28.80 / 9% $ 30.11 / 14% $ 31.42 / 19% $ 34.04 / 29% $ 36.66 / 39% $ 39.28 / 49% $ 41.90 / 59% $ 45.83 / 74% $ 26.81 / 2% $ 28.15 / 7% $ 29.49 / 12% $ 30.83 / 17% $ 32.17 / 22% $ 34.85 / 32% $ 37.54 / 42% $ 40.22 / 52% $ 42.90 / 62% $ 46.92 / 78% $ 27.39 / 4% $ 28.76 / 9% $ 30.13 / 14% $ 31.50 / 19% $ 32.87 / 24% $ 35.61 / 35% $ 38.35 / 45% $ 41.09 / 56% $ 43.83 / 66% $ 47.94 / 82% $ 27.93 / 6% $ 29.33 / 11% $ 30.73 / 16% $ 32.12 / 22% $ 33.52 / 27% $ 36.31 / 37% $ 39.11 / 48% $ 41.90 / 59% $ 44.69 / 69% $ 48.88 / 85% $ 28.44 / 8% $ 29.86 / 13% $ 31.28 / 18% $ 32.71 / 24% $ 34.13 / 29% $ 36.97 / 40% $ 39.82 / 51% $ 42.66 / 62% $ 45.50 / 72% $ 49.77 / 88 % Exhange Ratio to Midstream Midstream Perspective $ 17.01 / 1% $ 17.86 / 6% $ 18.71 / 11% $ 19.56 / 16% $ 20.41 / 21% $ 22.11 / 31% $ 23.81 / 41% $ 25.51 / 51% $ 27.21 / 61% $ 29.76 / 76% $ 16.37 / (3)% $ 17.18 / 2% $ 18.00 / 6% $ 18.82 / 11% $ 19.64 / 16% $ 21.28 / 26% $ 22.91 / 35% $ 24.55 / 45% $ 26.19 / 55% $ 28.64 / 69% $ 15.77 / (7)% $ 16.56 / (2)% $ 15.22 / (10)% $ 15.98 / (6)% $ 14.70 / (13)% $ 15.44 / (9)% $ 14.22 / (16)% $ 14.93 / (12)% $ 17.35 / 3% $ 18.14 / 7% $ 18.93 / 12% $ 20.50 / 21% $ 22.08 / 31% $ 23.66 / 40% $ 25.23 / 49% $ 27.60 / 63% $ 16.74 / (1)% $ 17.50 / 3% $ 18.26 / 8% $ 19.78 / 17% $ 21.30 / 26% $ 22.83 / 35% $ 24.35 / 44% $ 26.63 / 57% $ 16.17 / (4)% $ 16.91 / (0)% $ 17.64 / 4% $ 19.11 / 13% $ 20.58 / 22% $ 22.05 / 30% $ 23.52 / 39% $ 25.73 / 52% $ 15.64 / (8)% $ 16.35 / (3)% $ 17.06 / 1% $ 18.49 / 9% $ 19.91 / 18% $ 21.33 / 26% $ 22.75 / 35% $ 24.88 / 47 % Exhange Ratio to Midstream GP Perspective Implied PF Equity Value $ 8,155 $ 8,563 $ 8,971 $ 9,378 $ 9,786 $ 10,602 $ 11,417 $ 12,233 $ 13,048 $ 14,271 Current ’19E Total Equity Yield: 7.2% Current Prices: $16.91 (GP) $26.41 (Midstream)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Public Midstream Comparable Peers

INVESTMENT BANKING DIVISION

DPU Yield

2018E DPU Yield


Median: 7.9 %
10.1 %
9.0 %
8.6 %
8.4 %
8.3 %
7.9 %
7.9 %
7.2 %
7.1 %
6.8 %
6.5 %
6.5 %
5.0 %
EnLink Midstream
Enable Midstream
DCP Midstream
Crestwood
EQT Midstream[2]
Western Gas
Targa Resources
CONE Midstream
Hess Midstream
Shell Midstream
Arkose Midstream[1] (Management)
Arkose Midstream[1] (IBES)
Noble Midstream

2019E DPU Yield


Median: 8.4 %
10.1 %
9.2 %
8.6 %
8.7 %
9.6 %
8.4 %
7.9 %
8.3 %
8.2 %
7.9 %
8.4 %
8.4 %
6.0 %
EnLink Midstream
Enable Midstream
DCP Midstream
Crestwood
EQT Midstream[2]
Western Gas
Targa Resources
CONE Midstream
Hess Midstream
Shell Midstream
Arkose Midstream[1] (Management)
Arkose Midstream[1] (IBES)
Noble Midstream

2020E DPU Yield


Median: 9.4 %
10.2 %
9.5 %
9.1 %
9.3 %
11.1 %
8.8 %
8.0 %
9.6 %
9.4 %
8.7 %
10.8 %
10.6 %
7.2 %
EnLink Midstream
Enable Midstream
DCP Midstream
Crestwood
EQT Midstream[2]
Western Gas
Targa Resources
CONE Midstream
Hess Midstream
Shell Midstream
Arkose Midstream[1] (Management)
Arkose Midstream[1] (IBES)
Noble Midstream
'18-'20E DPU CAGR
1 %
3 %
3 %
5 %
16 %
6 %
0 %
15 %
15 %
13 %
29 %
28 %
20 %

Source: Wall street research and Bloomberg market data as of 04-May-2018

[1] Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 04-May-2018. Projected EBITDA, LP DCF, and DPS are based on Arkose Projections in the Arkose management case; IBES case follows the same methodology as peers; GP Adjusted Market Cap calculated by adding Implied GP Value to Adjusted Equity Market Cap. [2] EQM pro forma for the simplifying transaction announced on 25-Apr-2018.

Board Book

33

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Cost of Capital

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Midstream and GP Cost of Equity Analysis Midpoint of Cost of Equity Range Cost of Equity Sensitivity Analysis Risk Free Rate Risk Free Rate 2.9% 2.6% 2.8% 3.0% 3.2% 3.4 % Midpoint of Beta Range 1.05 0.85 0.95 1.05 1.15 1.25 Equity Risk Premium 6.9 % Source: Arkose Management, Company filings and press releases, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 04-May-2018 Note: Two year historical Levered Beta per Axioma. Risk Free Rate represents yield of 30-year U.S. Government Treasury Notes with 20 years remaining life. Equity Risk Premium per Duff & Phelps. Cost of Capital 35 Cost of Equity10.2% 8.5%8.7%8.9%9.1%9.3% 9.29.49.69.810.0 9.810.010.210.410.6 10.510.710.911.111.3 11.211.411.611.812.0 Equity Beta

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Historical & Predicted Beta Last Two Years | Based on Midstream’s Market Performance 1.80 1.70 1.60 1.50 1.40 1.30 1.25x 1.20 1.10 1.00 0.90 0.90x 0.80 May-2016 Sep-2016 Jan-2017 May-2017 Sep-2017 Jan-2018 May-2018 Historical Beta Predicted Beta Source: Axioma as of 04-May-2018 36 Cost of Capital Beta 1.44 x 1.02 x 26-Feb-2018 Special Committee Formation

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Weighted Average Cost of Capital Analysis

$ in millions

INVESTMENT BANKING DIVISION

Company	Historical Equity Beta	Predicted Beta	Basic Shares	Share Price	Basic Market Cap	Debt	Cash	Debt / Cap	Cash / Cap
Midstream	**1.25**	**0.90**	**187**	**$ 26.42**	**$ 4,939**	**$ 1,196**	**$ 8**	**19.5 %**	**0.1 %**
Selected Comparable Companies									
CNXM	0.72	0.89	64	$ 18.69	$ 1,189	$ 658	$ 2	35.7 %	0.1 %
CEQP	NA	0.88	71	$ 28.55	$ 2,034	$ 1,470	$ 7	42.0 %	0.2 %
DCP	0.66	0.96	143	35.60	5,102	4,707	156	48.8	1.6
ENBL	0.82	0.93	433	14	6,121	3,450	5	36.1	0.1
ENLK	1.14	0.93	350	15	5,131	3,839	17	42.9	0.2
EQM	0.86	1.05	120	56	6,798	1,630	(1,316)	16.7	(13.5)
HESM	1.00	0.96	55	20	1,099	0	48	0.0	4.6
NBLX	0.86	1.01	40	44	1,746	439	25	20.3	1.2
SHLX	1.02	0.96	224	21.55	4,823	871	185	15.8	3.4
TRGP	0.56	1.01	219	47.43	10,379	5,053	137	33.0	0.9
WES	0.96	0.91	153	47.73	7,284	4,176	521	38.2	4.8
High	**1.14**	**1.05**			**$ 10,379**	**$ 5,053**	**$ 521**	**48.8 %**	**4.8 %**
Mean	**0.86**	**0.95**			**4,700**	**2,390**	**(19)**	**30.0**	**0.3**
Median	**0.86**	**0.95**			**5,102**	**1,630**	**25**	**35.7**	**0.9**
Low	**0.56**	**0.88**			**$ 1,099**	**$ 0**	**$(1,316)**	**0.0 %**	**(13.5)%**

Company	Historical Equity Beta	Predicted Beta	Basic Shares	Share Price	Basic Market Cap	Debt	Cash	Debt / Cap	Cash / Cap
GP	**0.89**	**0.85**	**186**	**$ 17.58**	**$ 3,273**	**$ 0**	**$ 2**	**0.0 %**	**0.1 %**
Selected Comparable Companies									
ENLC	0.90	1.01	181	$ 15.20	$ 2,752	$ 3,400	$(8)	55.2 %	(0.1)%
EQGP	0.94	0.93	302	25	7,410	433	(175)	5.4	(2.2)
ETE[1]	0.76	0.61	1,079	16	16,932	8,382	(248)	32.8	(1.0)
WGP	0.87	0.91	219	34	7,542	4,176	0	35.6	0.0
High	**0.94**	**1.01**			**$ 16,932**	**$ 8,382**	**$ 0**	**55.2 %**	**0.0 %**
Mean	**0.87**	**0.87**			**8,659**	**4,098**	**(108)**	**32.3**	**(0.8)**
Median	**0.89**	**0.92**			**7,476**	**3,788**	**(92)**	**34.2**	**(0.5)**
Low	**0.76**	**0.61**			**$ 2,752**	**$ 433**	**$(248)**	**5.4 %**	**(2.2)%**

GP vs. MLP Historical Beta Comparison

GP / MLP	GP Beta	MLP	Δ Beta
ENLC / ENLK	0.90	1.14	(0.24)
EQGP / EQM	0.94	0.86	0.09
ETE / ETP	0.79	1.15	(0.36)
WGP / WES	0.87	0.96	(0.09)

Source: Management, public filings, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 02-May-2018

Note: Assumes risk free rate of 3.0%, market risk premium of 6.9%, pre-tax cost of debt for Midstream of 5.5% and tax rate of 0%; GP Historical Equity Beta based on Peer Median.

Cost of Capital

37

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix B: Midstream and GP Valuation Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Research Analyst Views

INVESTMENT BANKING DIVISION

Midstream and GP

($ in millions, except per share and unit data)

		Midstream			GP				
Date	Firm	Rating	Price Target	Target Upside from Current	Rating	Price Target	Target Upside from Current	Implied Exchange Ratio	Implied Total Basic Equity Value
27-Apr-18	MUFG	Buy	$ 40.00	62%	Buy	$ 28.00	75%	1.43 x	$ 12,695
9-Apr-18	Baird*	Buy	49.00	99	Buy	26.00	62	1.88	14,006
9-Apr-18	GS	Buy	31.00	26	Buy	20.00	25	1.55	9,522
4-Apr-18	JPM	Buy	34.00	38	Buy	21.00	31	1.62	10,269
19-Feb-18	Seaport	Buy	37.00	50	Buy	26.00	62	1.42	11,761
16-Feb-18	Wells Fargo	Strong Buy	40.00	62	Buy	30.00	87	1.33	13,067
17-Feb-18	Ladenburg Thalmann	Strong Buy	41.00	66	Strong Buy	28.00	75	1.46	12,882
17-Feb-18	Stifel Nicolaus	Strong Buy	37.00	50	–	–	–	–	–
15-Feb-18	Raymond James	Strong Buy	36.00	46	Strong Buy	27.00	69	1.33	11,761
14-Feb-18	Guggenheim	Buy	40.00	62	–	–	–	–	–
14-Feb-18	Barclays	Buy	37.00	50	–	–	–	–	–
31-Jan-18	CS	Buy	35.00	42	Hold	21.00	31	1.67	10,456
29-Jan-18	Scotia Howard Weil	Buy	40.00	62	Hold	24.00	50	1.67	11,950
18-Aug-17	Janney Montgomery Scott	Buy	41.00	66	–	–	–	–	–
–	Tudor Pickering	Buy	38.00	54	–	22.00	37	1.73	11,204
High			**$ 49.00**	**99%**		**$ 30.00**	**87%**	**1.88 x**	**$ 14,006**
Mean			**38.40**	**56**		**24.82**	**55**	**1.55**	**11,779**
Median			**38.00**	**54**		**26.00**	**62**	**1.55**	**11,761**
Low			**31.00**	**26**		**20.00**	**25**	**1.33**	**9,522**

Source: Bloomberg, IBES and Wall Street research as of 04-May-2018

** Denotes analysis that incorporates merger premium. Baird Midstream price target based on assumed 1.88x exchange ratio and GP target price.*

Midstream and GP Valuation Materials 39

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Comparable Company Analysis Midstream ($ in millions, except per unit amounts) Comparable Companies Implied Value of Midstream Unit Arkose Financial Metric Implied Transaction Multiple Low Valuation High Valuation Low Valuation High Valuation Calendar Year Statistic Mean Median Mean Median Dividend / Distribution Yield 2019 Distribution Yield $ 2.21 - 2020 Distribution Yield $ 2.85 - Price / LP DCF 2019E LP DCF $ 2.76 - 2020E LP DCF $ 3.24 - EV / EBITDA 2019E EBITDA $ 989 - 2020E EBITDA $ 1,222 - Premiums Paid Analysis 1 Day Prior Close $ 26.41 - 30-Trading Day VWAP $ 25.77 - Source: IBES, Wall Street research, and Bloomberg market data as of 04-May-2018 40 Midstream and GP Valuation Materials $ 23.37$ 28.92$ 28.44$ 32.91 (9.3)%12.2%10.4%27.7% $ 26.41$ 29.29$ 29.34$ 33.23 0.0%10.9%11.1%25.8% $ 24.31$ 33.04$ 32.08$ 43.77 7.1 x9.3 x9.1 x12.0 x $ 23.99$ 29.52$ 27.10$ 38.69 8.7 x10.4 x9.7 x13.3 x $ 26.20$ 30.00$ 28.21$ 42.35 8.1 x9.2 x8.7 x13.1 x $ 23.54$ 27.85$ 27.51$ 39.24 8.5 x10.1 x10.0 x14.2 x $ 25.69$ 31.10$ 30.75$ 39.73 11.1%9.2%9.3%7.2% $ 21.87$ 26.18$ 26.28$ 37.02 10.1%8.4%8.4%6.0%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Public Company Trading

INVESTMENT BANKING DIVISION

Midstream Comparable Companies

($ in millions, except per share / unit values)

Company	% of 52 Week High	Adj. Equity Market Cap	Implied GP Value[1]	GP Adj. Market Cap[3]	GP Adj. Enterprise Value	EV / EBITDA Multiples 2018E	EV / EBITDA Multiples 2019E	EV / EBITDA Multiples 2020E	18E-20E EBITDA CAGR	Price / LP DCF 2018E	Price / LP DCF 2019E	Price / LP DCF 2020E	18E-20E DCF CAGR	DPU Yield 2018E	DPU Yield 2019E	DPU Yield 2020E	18E-20E DPU CAGR	LTM Leverage
Arkose Midstream[2] (Management)	74 %	$ 4,967	$ 3,216	$ 8,182	$ 9,475	13.0 x	9.6 x	7.8 x	29 %	12.8 x	9.6 x	8.2 x	21 %	6.5 %	8.4 %	10.8 %	29 %	2.5 x
Arkose Midstream[2] (IBES)	74	4,967	3,216	8,182	9,475	13.2	10.0	8.0	29	12.7	10.4	8.7	21	6.5	8.4	10.6	28	2.5
CONE Midstream	85	1,205	213	1,418	2,093	12.8	9.2	7.5	31	12.2	10.7	9.5	13	7.2	8.3	9.6	15	5.0
Crestwood	98	2,044	0	2,044	4,297	10.4	9.7	8.9	8	9.4	8.5	8.3	7	8.4	8.7	9.3	5	3.7
DCP Midstream	85	5,191	1,806	6,997	12,069	10.9	9.5	8.5	13	10.8	9.1	8.6	12	8.6	8.6	9.1	3	4.6
Enable Midstream	83	6,128	0	6,128	10,080	10.0	9.4	9.3	4	9.1	8.9	8.3	5	9.0	9.2	9.5	3	3.9
EnLink Midstream	83	5,408	1,466	6,874	12,545	12.7	12.0	11.3	6	9.5	9.4	9.2	2	10.1	10.1	10.2	1	4.4
EQT Midstream[4]	69	6,554	6,081	12,635	15,581	18.0	13.3	12.0	22	10.1	8.6	8.1	12	8.3	9.6	11.1	16	2.4
Hess Midstream	76	1,083	26	1,109	1,061	NM	NM	NM	27	12.2	10.7	9.3	15	7.1	8.2	9.4	15	0.0
Noble Midstream	76	1,747	0	2,255	2,665	NM	NM	NM	44	11.3	10.0	8.7	14	5.0	6.0	7.2	20	2.5
Shell Midstream	67	4,886	2,063	6,949	7,658	13.0	9.1	7.3	33	17.2	14.2	13.1	15	6.8	7.9	8.7	13	4.3
Targa Resources	88	10,220	0	10,220	16,461	12.6	10.7	9.1	3	12.4	10.2	8.3	22	7.9	7.9	8.0	0	4.7
Western Gas	83	7,384	5,094	12,479	16,196	13.3	11.4	10.2	14	12.1	10.8	10.5	7	7.9	8.4	8.8	6	4.2
High	98 %	$ 10,220	$ 6,081	$ 12,635	$ 16,461	18.0 x	13.3 x	12.0 x	43.6 %	17.2 x	14.2 x	13.1 x	22 %	10.1 %	10.1 %	11.1 %	20 %	5.0 x
Mean	81	4,714	1,523	6,282	9,155	12.6	10.5	9.3	19	11.5	10.1	9.2	11	7.8	8.4	9.2	9	3.6
Median	83	5,191	213	6,874	10,080	12.7	9.7	9.1	14	11.3	10.0	8.7	12	7.9	8.4	9.3	6	4.2
Low	67	1,083	0	1,109	1,061	10.0	9.1	7.3	3	9.1	8.5	8.1	2	5.0	6.0	7.2	0	0.0

Sources: IBES, latest publicly available financial statements, and Bloomberg market data as of 04-May-2018. Projected EBITDA and DPS are based on IBES median estimates; projected LP DCF calculated based on median of brokers who provide LP DCF and/or total DCF and LP units outstanding. All research estimates have been calendarized to December.

[1] Implied GP Value calculated based on market cap of LP grossed up by the percentage of cash distributions attributable to IDRs for private GPs and based on market-implied IDR value for MLPs with public GPs. [2] Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 04-May-2018. Projected EBITDA, LP DCF, and DPS are based on Arkose Projections in the Arkose management case; IBES case follows the same methodology as peers (defined in footnote 3). [3] GP Adjusted Market Cap calculated by adding Implied GP Value to Adjusted Equity Market Cap. [4] EQM pro forma for the simplifying transaction announced on 25-Apr-2018.

Midstream and GP Valuation Materials

41

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Precedent Premia Analysis

Midstream Simplification Transactions | Last Five Years

INVESTMENT BANKING DIVISION

Announcement Date	Target	Acquirer	Consideration Mix	Taxable?	Premia Paid[1] 1 Day	Premia Paid[1] 30 Trading Day VWAP
Parent to LP Merger						
26-Mar-18	Tallgrass Energy Partners, LP[2]	Tallgrass Energy GP, LP	Stock	Yes	6 %	(9)%
8-Feb-18	NuStar GP Holdings	NuStar Energy	Stock	No	2	0
2-Jan-18	Archrock Partners, LP	Archrock, Inc.	Stock	Yes	23	28
1-Feb-17	ONEOK Partners	ONEOK, Inc.	Stock	Yes	26	22
31-May-16	RoseRock Midstream	Semgroup Corporation	Stock	Yes	0	27
3-Nov-15	Targa Resources Partners LP	Targa Resources Corp.	Stock	Yes	18	16
6-May-15	Crestwood Midstream Partners LP	Crestwood Equity Partners LP	Stock	No	17	20
10-Aug-14	Kinder Morgan Partners	Kinder Morgan, Inc.	Mix	Yes	12	10
10-Aug-14	El Paso Pipeline Partners	Kinder Morgan	Mix	Yes	15	10
LP Buy-In						
2-Jun-17	World Point Terminals, LP	World Point Terminals Inc.	Cash	Yes	1	2
18-May-17	PennTex Midstream Partners	Energy Transfer Partners	Cash	Yes	18	20
2-Mar-17	VTTI Energy Partners	Vitol / Buckeye Partners	Cash	Yes	6	7
26-Sep-16	Columbia Pipeline Partners	TransCanada	Cash	Yes	11	17
27-Aug-13	PAA Natural Gas Storage	Plains All American Pipeline	Stock	No	7	4
12-Aug-13	Pioneer Southwest Energy Partners	Pioneer Natural Resources	Stock	Yes	1	7
		High			26 %	28 %
		Median			11	10
		Mean			11	12
		Low			0	(9)

Source: Company filings and press releases, CapIQ, Bloomberg

[1] *For the all stock transactions, the 1-Day Premia paid is based on the Offer price based on acquirer stock price on the day prior to announcement effected for the exchange ratio offered to the target compared with the target's market price on the day prior to announcement. The 30 Trading Day VWAP Premia Paid is calculated using the 30 Trading Day VWAP of the target as calculated on the day prior to the announcement of the target. The premia also include cash consideration on a per share basis when applicable.*

[2] *Based on implied exchange ratio calculated as of announcement date of structural alternatives (07-Feb-2018).*

Midstream and GP Valuation Materials 42

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose Midstream Discounted Distributions Analysis Status Quo – Midstream Standalone | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow  Implied value as of 3/31/2018 Midstream Status Quo 2Q-4Q 2018E 2019E 2020E 2021E 2022E LP DPU YoY Growth Perpetuity Growth Rate $ 1.33 $ 2.21 66.8% $ 2.85 29.0% $ 3.42 20.0% $ 4.10 19.9% 2.00 %  Discounted using mid-year convention  Perpetuity growth rate of 2.0% Equity Discount Rate 10.5 %  Ke of 10.5% Implied Terminal NTM Yield 8.5 % Implied Midstream Value ($ / Unit) Implied Tot. Midstream Value ($mm) Implied Terminal Yield 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 9.5% 9.5% 9.5% 10.0 10.0 10.0 10.5 10.5 10.5 11.0 11.0 11.0 11.5 11.5 11.5 Source: Arkose Projections and Bloomberg market data as of 04-May-2018 Midstream and GP Valuation Materials 43 8.0% 7.5% 7.0% 6.5% 8.5 8.0 7.5 7.0 9.0 8.5 8.0 7.5 9.5 9.0 8.5 8.0 10.0 9.5 9.0 8.5 Midstream Cost of Equity $ 8,656 $ 9,132 $ 9,676 $ 10,303 8,124 8,538 9,006 9,542 7,651 8,013 8,421 8,883 7,228 7,548 7,905 8,307 6,848 7,132 7,447 7,798 Midstream Cost of Equity $ 46.28 $ 48.83 $ 51.73 $ 55.09 43.44 45.65 48.15 51.02 40.91 42.84 45.02 47.49 38.65 40.36 42.26 44.41 36.62 38.13 39.81 41.70 Midstream Cost of Equity Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate Implied Value of Midstream ($ / Unit)$ 42.84 Implied Total Value of Midstream ($mm)8,013 Discounted Cash Flows$ 1.28$ 1.95$ 2.28$ 2.47$ 34.87 Terminal Value$ 49.20

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Unit Price - Midstream

($ in per unit amounts)

Midstream Yield range based on peer median 2019E DPU yield

	2018E	2019E	2020E	2021E	2022E
		Year Ended Dec 31st of			
Cash Flows to Equity					
Midstream Distribution Per Unit	$ 1.33	$ 2.21	$ 2.85	$ 3.42	$ 4.10
Discount Period for Distribution Received	0.38	1.25	2.25	3.25	
Discount Factor at Cost of Equity[1]	0.96	0.88	0.80	0.72	
Present Value of Distributions Received[2]	$ 1.28	$ 1.95	$ 2.28	$ 2.47	

	2018E	2019E	2020E	2021E	2022E
		Year Ended Dec 31st of			
Present Value of Future Unit Price					
Midstream Distribution Per Unit		$ 2.21	$ 2.85	$ 3.42	$ 4.10
NTM Yield	8.5 %				
Implied Year End Unit Price	$ 26.00	$ 33.53	$ 40.24	$ 48.24	
Discount Period for Unit Price	0.75	1.75	2.75	3.75	
Discount Factor for Unit Price at Cost of Equity[1]	0.93	0.84	0.76	0.69	
PV of Unit Price	$ 24.12	$ 28.15	$ 30.57	$ 33.17	
PV of Cumulative Distributions Received	1.28	3.23	5.50	7.98	
PV of Midstream Unit Price and Distributions[2]	$ 25.40	$ 31.38	$ 36.08	$ 41.15	

Present Value of Future Unit Price and Distributions Sensitivity

NTM Yield	Year Ended Dec 31st of: 2019E	2020E	2021E
8.0 %	$ 33.14	$ 37.99	$ 43.22
8.5	31.38	36.08	41.15
9.0	29.82	34.38	39.30

Source: Arkose Management, Bloomberg market data as of 04-May-2018

[1] Midstream discounted using illustrative 10.5% cost of equity.

[2] Present Value discounted to 31-Mar-2018.

Midstream and GP Valuation Materials 44

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Public Company Trading

GP Comparable Companies

($ in millions, except per share / unit values)

Company		Closing Price @ 4-May-18	% of 52 Week High	Adj. Equity Market Cap[1]	Price / DCF 2018	Price / DCF 2019	Price / DCF 2020	18E-20E DCF CAGR	DPU Yield 2018E	DPU Yield 2019E	DPU Yield 2020E	18E-20E DPU CAGR
Arkose GP[2] (Management)		$ 16.91	74 %	$ 3,149	31.5 x	19.1 x	12.6 x	3.0 %	3.2 %	5.2 %	7.9 %	58 %
Arkose GP[2] (IBES)		$ 16.91	74	3,149	31.3	19.2	12.6	3.0	3.2	5.2	7.9	58
GP Peers												
EnLink Midstream		$ 15.65	78 %	$ 2,833	12.1 x	11.4 x	10.3 x	8.5 %	6.9 %	7.3 %	7.6 %	5 %
EQT GP Holdings[3]		24.03	76	7,268	20.8	16.9	13.7	23.1	4.8	6.7	7.7	26
Energy Transfer Equity		16.29	84	17,579	11.3	10.6	9.5	9.0	8.1	9.0	9.8	10
Western Gas Equity		34.35	75	7,520	14.6	13.2	11.6	12.3	6.9	7.6	8.5	11
	High		84 %	$ 17,579	20.8 x	16.9 x	13.7 x	23 %	8.1 %	9.0 %	9.8 %	26 %
	Mean		78	8,800	14.7	13.0	11.3	13	6.7	7.6	8.4	13
	Median		77	7,394	13.4	12.3	10.9	11	6.9	7.4	8.1	11
	Low		75	2,833	11.3	10.6	9.5	9	4.8	6.7	7.6	5
High Growth MLPs												
EQT Midstream		$ 54.41	69 %	$ 12,635	10.1 x	8.6 x	8.1 x	11.6 %	8.3 %	9.6 %	11.1 %	16 %
Hess Midstream		19.85	76	1,109	12.2	10.7	9.3	15	7.1	8.2	9.4	15
Noble Midstream		44.05	76	2,255	11.3	10.0	8.7	14	5.0	6.0	7.2	20
Shell Midstream		21.83	67	6,949	17.2	14.2	13.1	15	6.8	7.9	8.7	13
	High		76 %	$ 12,635	17.2 x	14.2 x	13.1 x	15 %	8.3 %	9.6 %	11.1 %	20 %
	Mean		72	5,737	12.7	10.9	9.8	14	6.8	7.9	9.1	16
	Median		73	4,602	11.7	10.3	9.0	14	7.0	8.0	9.1	15
	Low		67	1,109	10.1	8.6	8.1	12	5.0	6.0	7.2	13
	High		84 %	$ 17,579	20.8 x	16.9 x	13.7 x	23 %	8.3 %	9.6 %	11.1 %	26 %
	Mean		75	7,410	13.8	12.0	10.6	13	6.7	7.8	8.8	15
	Median		75	6,502	12.4	11.1	10.0	13	6.9	7.8	8.8	14
	Low		67	1,109	10.1	8.6	8.1	9	4.8	6.0	7.2	5

Sources: IBES, latest publicly available financial statements, and Bloomberg market data as of 04-May-2018. Projected EBITDA and DPS are based on IBES median estimates. All research estimates have been calendarized to December.

[1] *Adjusted Market Cap based on diluted shares/units outstanding. Arkose GP adjusted equity value excludes Series B dilutive effect because EBITDA is calculated after the Series B units receive their portion of the IDR cash flow.* [2] *Source: Arkose Projections, latest publicly available financial statements, IBES/Wall Street research, and Bloomberg market data as of 04-May-2018.* [3] *EQGP pro forma for announced simplifying transaction on 25-Apr-2018.*

Midstream and GP Valuation Materials 45

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose GP Discounted Dividends Analysis Status Quo – GP Standalone | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow  Implied value as of 3/31/2018 GP Status Quo 2Q-4Q 2018E 2019E 2020E 2021E 2022E Dividends Per Share YoY Growth Perpetuity Growth Rate $ 0.43 $ 0.89 106.8% $ 1.34 50.9% $ 1.74 30.0% $ 2.22 27.6% 2.00 %  Discounted using mid-year convention  Perpetuity growth rate of 2.0% Equity Discount Rate 10.5 %  Ke of 10.5% Implied Terminal NTM Yield 8.5 % Implied GP Value ($ / Share) Implied GP Value ($mm) Implied Terminal Yield 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 9.5% 9.5% 9.5% 10.0 10.0 10.0 10.5 10.5 10.5 11.0 11.0 11.0 11.5 11.5 11.5 Source: Arkose Projections and Bloomberg market data as of 04-May-2018 Midstream and GP Valuation Materials 46 8.0% 7.5% 7.0% 6.5% 8.5 8.0 7.5 7.0 9.0 8.5 8.0 7.5 9.5 9.0 8.5 8.0 10.0 9.5 9.0 8.5 GP Cost of Equity $ 4,372 $ 4,618 $ 4,901 $ 5,226 4,163 4,382 4,630 4,913 3,977 4,173 4,392 4,641 3,810 3,986 4,182 4,403 3,660 3,818 3,995 4,192 GP Cost of Equity $ 23.48 $ 24.81 $ 26.32 $ 28.07 22.36 23.53 24.87 26.39 21.36 22.41 23.59 24.93 20.46 21.41 22.46 23.65 19.65 20.51 21.45 22.51 GP Cost of Equity Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate Implied Value of GP ($ / Share)$ 22.41 Implied Value of GP ($mm)4,173 Discounted Cash Flows$ 0.41$ 0.78$ 1.07$ 1.26$ 18.89 Terminal Value$ 26.65

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Present Value of Future Share Price - GP

INVESTMENT BANKING DIVISION

($ in per share amounts)

GP assumed NTM yield based on 2020E yield at the high end of the sensitivity range

	2018E	2019E	2020E	2021E	2022E
		Year Ended Dec 31st of			
Cash Flows to Equity					
GP Distribution Per Share	$ 0.43	$ 0.89	$ 1.34	$ 1.74	$ 2.22
Discount Period for Distribution Received	0.38	1.25	2.25	3.25	
Discount Factor at Cost of Equity[1]	0.96	0.88	0.80	0.72	
Present Value of Distributions Received[2]	$ 0.41	$ 0.78	$ 1.07	$ 1.26	

	2019E	2020E	2021E	2022E
	Year Ended Dec 31st of			
Present Value of Future Share Price				
GP Distribution Per Share	$ 0.89	$ 1.34	$ 1.74	$ 2.22
NTM Yield	7.4 %			
Implied Year End Share Price	$ 18.09	$ 23.53	$ 30.01	
Discount Period for Share Price	1.75	2.75	3.75	
Discount Factor for Share Price at Cost of Equity[1]	0.84	0.76	0.69	
PV of Share Price	$ 15.19	$ 17.88	$ 20.64	
PV of Cumulative Distributions Received	1.20	2.27	3.52	
PV of GP Share Price and Distributions[2]	$ 16.39	$ 20.14	$ 24.16	

Present Value of Future Share Price and Distributions Sensitivity

NTM Yield	2019E	2020E	2021E
	Year Ended Dec 31st of		
6.9 %	$ 17.49	$ 21.44	$ 25.66
7.4	16.39	20.14	24.16
7.9	15.43	19.01	22.86

Source: Arkose Management, Bloomberg market data as of 04-May-2018
[1] Midstream discounted using illustrative 10.5% cost of equity.
[2] Present Value discounted to 31-Mar-2018.

Midstream and GP Valuation Materials 47